UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 20, 2004

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-88242	34-1959351
(Commission File Number)	(I.R.S. Employer Identification No.)

240 Main Street
Black Hawk, Colorado 80422
(Address of principal executive offices)

(303) 582-1117
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre commencement communications pursuant to Rule 13e-4(c under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.06	Material Impairments.

On October 20, 2004, the Registrant, an owner and operator of multiple gaming properties, issued a news release announcing that it has elected not to proceed with development of a gaming site in D’Iberville, Mississippi. Generally, the expenditures thus far have been in the area of option payments and design development planning. The Registrant anticipates a third-quarter charge to earnings of approximately $2 million of costs associated with the abandoned project. The Registrant does not envision any material cash expenditures in connection with its decision to not proceed with the project.  A copy of the news release is attached to this report as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits filed herewith:

Exhibit No.	Description

99.1	Press Release dated October 20, 2004.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: October 22, 2004	By:	/s/ Stephen R. Roark
Stephen R. Roark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 20, 2004